Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Otter Tail Corporation on Form S-3 of our report dated February 23, 2004 incorporated by reference in the Annual Report on Form 10-K of Otter Tail Corporation for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 4, 2004